EXHIBIT 23.2

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended 2013 Stock Incentive Plan of SunOpta Inc. of our reports dated February 27, 2020, with respect to the consolidated financial statements of SunOpta Inc. and the effectiveness of internal control over financial reporting of SunOpta Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2019, filed with the Securities and Exchange Commission.

Yours very truly,

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

August 7, 2020